Exhibit 4.2

BITGO HOLDINGS, INC.
EIGHTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
THIS EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of February 1, 2024, by and among BITGO HOLDINGS, INC., a Delaware corporation (the “Company”), the persons set forth on Schedule A attached hereto (the “Investors”), and the persons set forth on Schedule B attached hereto (the “Key Holders”).
RECITALS
A.    Certain of the Investors (the “Prior Investors”), the Company and the Key Holders are parties to that certain Seventh Amended and Restated Investors’ Rights Agreement, dated as of January 3, 2024 (the “Prior Agreement”).
B.    The Prior Agreement sets forth certain registration rights, rights of first offer and information rights granted by the Company.
C.    The Company has entered into that certain Agreement and Plan of Merger, dated as of January 9, 2024, by and among the Company, Bombardier Acquisition Corp., Brassica Technologies Inc., a Delaware corporation, and Youngro Lee as the Holder Representative (the “Brassica Merger Agreement”), pursuant to which the Company proposes to issue shares of a newly-authorized class of Series C-2 Preferred Stock of the Company (the “Series C-2 Preferred Stock”) and shares of Class A Common Stock (as defined below) as part of the consideration for the transactions contemplated thereby.
D.    The Company, the Key Holders and the Prior Investors sufficient to cause this Agreement to become effective desire to amend and restate the Prior Agreement in its entirety and enter into this Agreement to provide for the rights of the holders of Series C-2 Preferred Stock (as defined below) hereunder.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:
SECTION 1
RESTRICTIONS ON TRANSFERABILITY
OF SECURITIES; REGISTRATION RIGHTS
1.1    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “Board” means the Board of Directors of the Company, as constituted at the applicable time of determination.

(b)    “Class A Common Stock” means shares of Class A Common Stock, $0.0001 par value per share, of the Company.
(c)    “Class F Common Stock” means shares of Class F Common Stock, $0.0001 par value per share, of the Company.
(d)    “Class F Holder” means any Key Holder, person or entity that holds Class F Registrable Securities and any holder of Class F Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof.
(e)    “Class F Registrable Securities” means (i) shares of Class A Common Stock issued or issuable pursuant to the conversion of the Class F Common Stock and (ii) any Class A Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock that have previously been registered or that have been sold to the public.
(f)    “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(g)    “Common Stock” means (i) shares of Class A Common Stock and (ii) shares of Class F Common Stock.
(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(i)    “GAAP” means United States generally accepted accounting principles.
(j)    “Governmental Authority” means the government of the United States or any other country, any state or other political subdivision thereof, any self-regulatory organization, any national securities exchange, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of the United States or any other country, any state or other political subdivision thereof.
(k)    “Holder” means any Investor, person or entity that holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof.
(l)    “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.
(m)    “Law” means any federal, state or local law, statute, ordinance, by-law, regulation, rule, treaty or order of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law, including, but not limited to, the rules and regulations of a national securities exchange or trading system.

(n)    “Major Holder” means any Holder who, as of date of determination, holds not less than 200,000 shares of Preferred Stock.
(o)    “New Securities” means any capital stock (including Common Stock or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, that the term “New Securities” does not include (i) shares of Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement, dated as of July 17, 2023 by and between the Company and the purchasers of Series C Preferred Stock party thereto, (ii) shares of Series C-2 Preferred Stock or Class A Common Stock issued pursuant to the Brassica Merger Agreement, or (iii) any security that does not constitute “Additional Stock” under the Restated Certificate.
(p)    “Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.
(q)    “Preferred Stock” means (i) shares of the Series Seed Preferred Stock, (ii) shares of the Series A Preferred Stock, (iii) shares of the Series B Preferred Stock, (iv) shares of the Series B-1 Preferred Stock, (v) shares of the Series B-2 Preferred Stock, (vi) shares of the Series B-3 Preferred Stock, (vii) shares of the Series C Preferred Stock, (viii) shares of the Series C-1 Preferred Stock, and (ix) shares of the Series C-2 Preferred Stock.
(r)    “Registrable Securities” means (i) shares of Class A Common Stock issued or issuable pursuant to the conversion of the Preferred Stock and (ii) any Class A Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Class A Common Stock that have previously been registered or that have been sold to the public.
(s)    The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
(t)    “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incidental to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders or Class F Holders.
(u)    “Restated Certificate” means the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended and in effect from time to time.
(v)    “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w)    “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(x)    “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(y)    “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities for any Holder, or the sale of Class F Registrable Securities for any Class F Holder, other than the fees and disbursements of counsel included in Registration Expenses.
(z)    “Series A Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of the Company.
(aa)    “Series B Preferred Stock” means the Series B Preferred Stock, par value $0.0001 per share, of the Company.
(bb)    “Series B-1 Preferred Stock” means the Series B-1 Preferred Stock, par value $0.0001 per share, of the Company.
(cc)    “Series B-2 Preferred Stock” means the Series B-2 Preferred Stock, par value $0.0001 per share, of the Company.
(dd)    “Series B-3 Preferred Stock” means the Series B-3 Preferred Stock, par value $0.0001 per share, of the Company.
(ee)    “Series C Preferred Stock” means the Series C Preferred Stock, par value $0.0001 per share, of the Company.
(ff)    “Series C-1 Preferred Stock” means the Series C-1 Preferred Stock, par value $0.0001 per share, of the Company.
(gg)    “Series C-2 Preferred Stock” means the Series C-2 Preferred Stock, par value $0.0001 per share, of the Company.
(hh)    “Series Seed Preferred Stock” means the Series Seed Preferred Stock, par value $0.0001 per share, of the Company.
(ii)    “Shares” means the Preferred Stock and Class F Registrable Securities.
1.2    Demand Registration.
(a)    Demand for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred and eighty (180) days after the effective date of the first registration statement filed by the Company covering an underwritten public offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) exceed $5,000,000, then the Company shall:
(i)    promptly give written notice of the proposed registration to all other Holders; and
(ii)    as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered.
The Company shall not be obligated to effect any such registration pursuant to this Section 1.2:
(A)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(B)    After the Company has initiated two (2) such registrations pursuant to this Section 1.2(a) (counting for these purposes only registrations that have been declared or ordered effective and pursuant to which securities have been sold and registrations that have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);
(C)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(D)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.
(b)    Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company furnishes to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental; and provided, further, that (x) (except as provided in clause (C) above) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; (y) the Company shall not defer its obligation in this manner more than once in any twelve (12) month period; and (z) the Company shall not register any securities for the account of itself or any other stockholder during such 180-day period (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities).
The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(b) and 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company; provided, that any such inclusions shall not reduce the number of shares of Registrable Securities of the Initiating Holders subject to the registration statement.
(c)    Underwriting. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.
(d)    Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, then the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares to be included in the underwriting or registration shall be allocated among such Initiating Holders in proportion to the number of Registrable Securities owned by each Initiating Holder or in such other proportion as shall mutually be agreed to by all such Initiating Holders; provided, however, that the number of Registrable Securities held by the Initiating Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, then such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders actually participating in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in proportion to the number of Registrable Securities owned by each Holder.
1.3    Company Registration.
(a)    If (but without any obligation to do so) the Company determines to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Sections 1.2 or 1.5 hereof), other than the Company’s registration for its initial public offering, a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction, a registration on any registration form that does not permit secondary sales, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), then the Company shall, for no more than two (2) such offerings:
(i)    promptly give to each Holder and Class F Holder written notice thereof; and
(ii)    use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities and Class F Registrable Securities specified in a written request or requests made by any Holder or Class F Holder, as the case may be, and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities or the Class F Holder’s Class F Registrable Securities, as the case may be.
(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder or Class F Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s or Class F Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities or such Class F Holder’s Class F Registrable Securities (as applicable) in the underwriting to the extent provided herein. All Holders and Class F Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company and reasonably acceptable to the Holders of a majority of the Registrable Securities requested in writing to be included in the Company registration as aforesaid.
Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all Class F Registrable Securities from, or limit the number of Class F Registrable Securities to be included in, the registration and underwriting; in such event, if all Class F Registrable Securities are first excluded from the registration and underwriting, then the representative may determine (subject to the limitations set forth below) to also exclude all Registrable Securities from, or to limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company’s securities to the general public, then the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Class F Registrable Securities and then, if all Class F Registrable Securities are so limited, all or a portion of the Registrable Securities, as advised by the underwriters) to be included in the registration by the Company’s stockholders (including the Class F Holders and then, if all Class F Registrable Securities are so limited, the Holders with respect to all or a portion of the Registrable Securities, as advised by the underwriters), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company’s securities to the general public, then the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s stockholders (including the Class F Holders and then, if all Class F Registrable Securities are so limited, the Holders with respect to all or a portion of the Registrable Securities, as advised by the underwriters); provided, however, that the aggregate value of Registrable Securities (excluding Class F Registrable Securities) to be included in such registration may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter to the Holders in proportion to the number of Registrable Securities owned by each Holder. If any person does not agree to the terms of any such underwriting, then such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
If shares are so withdrawn from the registration or if the number of shares of Registrable Securities or Class F Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, then the Company shall offer to all holders actually participating in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in proportion to the number of Registrable Securities owned by each holder.
1.4    Expenses of Registration. All Registration Expenses incurred in connection with any registrations, qualification or compliance pursuant to Sections 1.2, 1.3 and 1.5 hereof, and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to

Sections 1.2, 1.3 and 1.5 hereof, shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, then such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.
1.5    Registration on Form S-3.
(a)    After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in Section 1.2(b)(ii) (but subject to the limitations set forth therein), or (iii) after the Company has effected two (2) such registration in any twelve (12) month period, if it is to be effected more than five (5) years after the Company’s initial public offering.
(b)    If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, then the provisions of Sections 1.2(a)(i) and (ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, then the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.
1.6    Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 1, the Company shall keep each Holder and, in the case of registrations under Section 1.3 in which Class F Holders participate as selling stockholders, such participating Class F Holders advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall use its best efforts to take all actions necessary to consummate the registration and offering thereunder, including, without limitation, using its best efforts to:
(a)    Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders and any such Class F Holder or Class F Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder or such Class F Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities)

of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, further, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided, further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (A) and (B) above to be contained in periodic reports filed pursuant to Sections 13 or 15(d) of the Exchange Act in the registration statement;
(b)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(c)    Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as a Holder or, if applicable, Class F Holder from time to time may reasonably request;
(d)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
(e)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;
(f)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(g)    In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company shall enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock and use best efforts to perform the obligations thereunder and satisfy the closing conditions thereunder (including, without limitation, obtaining customary auditor comfort letters and legal opinions); provided, that such underwriting agreement contains customary underwriting provisions; and provided, further, that, if the underwriter so requests, the underwriting agreement will contain customary contribution provisions.
1.7    Indemnification.
(a)    To the extent permitted by law, the Company shall indemnify each Holder and Class F Holder, each of its officers, directors and partners, legal counsel and accountants, and each person controlling such Holder or Class F Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1 with respect to such Holder or Class F Holder, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like), and any supplements or amendments thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Holder and Class F Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder or Class F Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to such indemnified parties the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by (with respect to the affiliation of the parties seeking indemnification) such Holder or Class F Holder, or underwriter, and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, its officers, directors, partners, legal counsel and accountants or controlling person or underwriter.
(b)    To the extent permitted by law, each Holder (and Class F Holder) shall, if Registrable Securities (or Class F Registrable Securities) held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that (i) the obligations of such Holder or Class F Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder or Class F Holder (which consent shall not be unreasonably withheld) and (ii) the liability and obligations of each Holder and Class F Holder hereunder is several and not joint, and the maximum liability of any Holder or Class F Holder shall be limited to the total net offering proceeds (after deducting underwriting discounts and commissions) from the sale of Shares in the registration for which indemnification is sought.
(c)    Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent that such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)    If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company, the Holders and the Class F Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
1.8    Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to any Holder of Registrable Securities or Class F Holder of Class F Registrable Securities, that such Holder or Class F Holder furnish to the Company such information regarding such Holder or Class F Holder, as the case may be, and the distribution proposed by such Holder or Class F Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.
1.9    Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company unless such holder or prospective holder solely receives registration rights the terms of which are subordinate to, and not more favorable than, the registration rights granted to the Holders hereunder, and only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders which is included.
1.10    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of restricted securities to the public without registration, the Company agrees to use its best efforts to:
(a)    Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;
(c)    So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
1.11    Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder or Class F Holder by the Company under this Section 1 may be transferred or assigned by a Holder or Class F Holder only to a transferee or assignee of not less than 50,000 shares of Registrable Securities or Class F Registrable Securities, as the case may be (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided, that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights assumes the obligations of such Holder or Class F Holder under this Section 1.
1.12    “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, that such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering.
The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Further, the obligations described in this Section 1.12 shall not apply if all officers, directors and greater than one percent (1%) stockholders of the Company do not enter into similar agreements. Further, (a) the obligations described in this Section 1.12 shall not apply to (i) shares of Common Stock acquired by Goldman, Galaxy Digital (as defined below) or any of their respective Affiliates at or in connection with the closing of the Company’s initial public offering other than shares acquired upon conversion of any shares of Preferred Stock or (ii) to any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) acquired by Goldman or Galaxy Digital following the effective date of the registration statement of the Company in connection with the initial public offering, and (b) any agreement that Goldman or Galaxy Digital enters into pursuant to this Section 1.12 shall not restrict any of their or their respective Affiliates’ brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of business.

1.13    Delay of Registration. No Holder or Class F Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.14    Termination of Registration Rights. The right of any Holder or Class F Holder to request registration or inclusion in any registration pursuant to Sections 1.2, 1.3 or 1.5 shall terminate (a) at such time after the closing of the first Company-initiated registered public offering of Common Stock of the Company that all shares of Registrable Securities or Class F Registrable Securities held or entitled to be held upon conversion by such Holder of Class F Holder may immediately be sold under Rule 144 during any one hundred and twenty (120) day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder or Class F Holder may immediately be sold under Rule 144 during any one hundred and twenty (120) day period; provided, however, that the provisions of this Section 1.14 shall not apply to any Holder or Class F Holder who owns more than four percent (4%) of the Company’s outstanding stock until such time as such Holder or Class F Holder owns less than four percent (4%) of the outstanding stock of the Company; or (b) five (5) years after the first registered public offering of Common Stock of the Company, whichever occurs first.
SECTION 2
COVENANTS OF THE COMPANY
The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities, as follows:
2.1    Basic Financial Information. The Company shall furnish the following reports to each Major Holder:
(a)    As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, prepared in accordance with GAAP and reviewed by the principal financial or accounting officer of the Company.
(b)    As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and reviewed by the principal financial or accounting officer of the Company (and audited by the Company’s independent public accountants, unless the Board determines in good faith not to conduct such an audit).

(c)    As soon as practicable and in any event not more than thirty (30) days after the end of each fiscal year, the budget and operating plan of the Company and its subsidiaries for the next fiscal year, as approved by the Board.
(d)    From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to this Section 2.1, copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.
2.2    Right of First Offer. The Company hereby grants to each Holder who owns any Shares or any shares of Class A Common Stock issued upon conversion of the Shares the right of first offer to purchase a pro rata share of New Securities that the Company may, from time to time, propose to sell and issue. A Holder’s pro rata share, for purposes of this right of first offer, is the ratio of the number of shares of Class A Common Stock owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of the Registrable Securities and exercise of any outstanding options, warrants or other securities of the Company convertible into, or exercisable or exchangeable for, Class A Common Stock held by such Holder, to the total number of shares of Class A Common Stock outstanding immediately prior to the issuance of such New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options, warrants or other securities of the Company convertible into, or exercisable or exchangeable for, Class A Common Stock. Each Holder shall have a right of over-allotment such that, if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, then the other Holders may purchase the non-purchasing Holder’s portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first offer shall be subject to the following provisions:
(a)    In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty (20) days after any such notice is mailed or delivered to elect to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.
(b)    In the event that the Holders fail to exercise fully the right of first offer within such twenty (20) day period and after the expiration of the ten (10) day period for the exercise of the over-allotment provisions of this Section 2.2, then the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities respecting which the Holders’ right of first offer option set forth in this Section 2.2 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders pursuant to this Section 2.2. In the event that the Company has not sold within such ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Holders in the manner provided in this Section 2.2.

(c)    The right of first offer set forth in this Section 2.2 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, (ii) such right is assignable between and among any of the Holders and (iii) such right is assignable to acquirors of at least twenty percent (20%) of the Preferred Stock.
(d)    BHCA New Securities. In the event that a Holder is a BHCA Holder (as defined below), then upon such Holder’s request, the Company shall create a class of New Securities (the “BHCA Holder New Securities”) identical to the New Securities being offered pursuant to this Section 2.2 in all respects, except that the BHCA Holder New Securities will not have any voting rights or other rights as such Holder may request, so that such Holder may purchase such BHCA Holder New Securities. For purposes of this Agreement, “BHCA Holder” shall mean any Holder that is a bank, bank holding company or company treated as a bank holding company under the U.S. International Banking Act of 1978, or an entity that is controlled by a bank or a bank holding company or company treated as a bank holding company, as such terms are defined under the Bank Holding Company Act of 1956, and the rules, regulations and interpretations promulgated thereunder, in each case, as amended, or any Affiliate of any such entity, including, without limitation, Goldman Sachs PSI Global Holdings, LLC (together with its Affiliates, successors and assigns (but in each case, only to the extent such Person is and remains a BHCA Holder) “Goldman”). For purposes of this Agreement, (i) “Affiliate” shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, manager (if such Person is a manager-managed limited liability company), member (if such Person is a member-managed limited liability company) of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person and (ii) “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity; provided, however, for purposes of the definition of “BHCA Holder”, no Person that is an individual shall be deemed a BHCA Holder as a result of being an Affiliate of an entity that is a BHCA Holder or otherwise.
2.3    Observer Rights.
(a)    As long as Valor Digital Investments, LLC (“Valor”) owns not less than 2,473,582 shares of Series B Preferred Stock (or an equivalent amount of Class A Common Stock issued upon conversion thereof, in each case as adjusted proportionately for any stock split, stock combination, stock dividend or similar recapitalization event), the Company shall invite a representative of Valor to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if Valor or its representative is or becomes a competitor of the Company. Such representative shall initially be Antonio Gracias.
(b)    As long as Goldman owns not less than 529,421 shares of Series B-1 Preferred Stock (or an equivalent amount of Class A Common Stock issued upon conversion thereof, in each case as adjusted proportionately for any stock split, stock combination, stock dividend or similar recapitalization event), the Company shall invite a representative of Goldman to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if Goldman or its representative is or becomes a competitor of the Company. Such representative shall initially be Marianna Lopert-Schaye.
(c)    As long as Galaxy Digital Ventures LLC (“Galaxy Digital”) owns not less than 529,421 shares of Series B-1 Preferred Stock (or an equivalent amount of Class A Common Stock issued upon conversion thereof, in each case as adjusted proportionately for any stock split, stock combination, stock dividend or similar recapitalization event), the Company shall invite a representative of Galaxy Digital to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if Galaxy Digital or its representative is or becomes a competitor of the Company. Such representative shall initially be Christopher Ferraro.
2.4    Other Covenants of the Company.
(a)    Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants with access to material proprietary information of the Company to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form previously approved by the Board.
(b)    Stock Option Plan. Unless otherwise approved by the Board, including at least one of each of the Series B Directors, the Series A Director or the Series Seed Director (each as defined in that certain Eighth Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and certain of its stockholders) the total number of shares of the Class A Common Stock reserved for issuance pursuant to the Company’s Amended and Restated 2018 Stock Incentive Plan, as amended, shall not be increased, and the Company shall not adopt any additional plan providing for the reservation and issuance of shares of the Class A

Common Stock with respect to the Company’s employees, officers, directors, consultants, independent contractors, advisors or other service providers.
(c)    Stock Vesting. Unless otherwise approved by the Board, including at least one of each of the Series B Directors, the Series A Director or the Series Seed Director (i) all stock options or other stock equivalents of the Company issued after the date of this Agreement to employees, directors, consultants and other service providers, as equity compensation, shall be subject to vesting, as follows: (A) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (B) the balance will vest at a rate no faster than in thirty-six (36) monthly installments thereafter, and (ii) with respect to all shares of stock issued after the date of this Agreement that are purchased by any employees, directors or consultants, the Company’s repurchase option shall provide the Company with the right to repurchase such shares (to the extent unvested) upon such person’s termination of employment or service with the Company, at the lower of the original purchase price or the then-current fair market value thereof, to the extent permitted under applicable securities laws and other laws.
(d)    Directors and Officers Insurance. The Company shall continuously maintain a directors and officers (D&O) insurance policy, to the extent commercially available, with coverage as reasonably determined by the Board.
(e)    Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed- upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out- of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.
(f)    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that the Company is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.
(g)    Executive Employment. The Company shall bring to the Board any decision to hire or terminate any senior executive officer of the Company, and such Board approval shall require the approval of at least one (1) director as designated by any series of Preferred Stock.
(h)    BHCA Holder Matters.
(i)    BHCA Holder Repurchase Option. At any time, any BHCA Holder may require the Company to purchase all, but not less than all, of the shares of Preferred Stock and Common Stock held by it for an aggregate purchase price equal to $1.00, upon written notice to the Company. If the repurchase right under this Section 2.4(h)(i) is exercised, then the Company shall purchase all such shares no later than the fifth (5th) day following the notice of exercise, in cash, by check or by wire transfer of immediately available funds. Upon delivery of an exercise notice in accordance with this Section 2.4(h)(i), such BHCA Holder will be required to represent and warrant to the Company only as follows: (i) that such Holder has full right, title and interest in and to the shares to be repurchased and (ii) that such Holder has all necessary power and authority and has taken all necessary action to sell such shares to the Company.
(ii)    Regulatory Events.
(A)    In the event that (i) any BHCA Holder receives notice from a Governmental Authority with competent jurisdiction over the BHCA Holder, or reasonably determines in good faith after reasonable prior consultation and discussion with the Company, in each case to the effect that (A) such BHCA Holder “controls” the Company for purposes of the BHCA, or any other applicable Law, including, without limitation, the comparable provisions of any domestic or foreign banking Law, each as applicable to such BHCA Holder, or (B) the Company or any of its subsidiaries engages in activities that make it impermissible under applicable Law or regulatory or supervisory guidance for such BHCA Holder to continue to hold, directly or indirectly, without limitations or otherwise, any of its capital stock of the Company (or any other circumstance exists whereby it is impermissible under such applicable Law or regulatory or supervisory guidance for such BHCA Holder to continue to hold, directly or indirectly, without limitations or otherwise, any capital stock of the Company) or (ii) the Company receives notice from a Governmental Authority with competent jurisdiction over a BHCA Holder that any BHCA Holder “controls” the Company for purposes of the BHCA, or the comparable provisions of any domestic or foreign banking Law, each as applicable to such BHCA Holder (each of the events in clauses (i) and (ii), a “Regulatory Event”), the Company, the other Holders and such BHCA Holder shall cooperate in good faith to restructure the terms of the investment by such BHCA Holder, including by amendment to the Restated Certificate, this Agreement or any other agreement by and among the Company and its stockholders in a manner acceptable to the Company and such BHCA Holder so as to remediate the circumstances giving rise to such Regulatory Event. All reasonable out-of-pocket fees and expenses associated with any action taken by the Company under this Section 2.4(h)(ii)(A) at the request of any BHCA Holder pursuant to this Section 2.4(h)(ii)(A) shall be borne by such requesting BHCA Holder.

(B)    In the event that a Regulatory Event arises with respect to one or more BHCA Holders then, if (1) the Company and each such BHCA Holder are unable to restructure the terms of the investment held by such BHCA Holder such that the BHCA Holder would no longer be subject to a Regulatory Event (as reasonably determined in good faith by such BHCA Holder after reasonable prior consultation and discussion with the Company) or (2) a Regulatory Event results in the Company becoming subject to regulatory restrictions and requirements that have a material and adverse impact on the business and operations of the Company (as reasonably determined in good faith by the Company after reasonable prior consultation and discussion with such BHCA Holder), then: (i) the Company shall reasonably assist and cooperate with such BHCA Holder in effectuating the transfer of any or all of such BHCA Holder’s capital stock, including by providing reasonable information to, and access to management of, the Company for prospective transferees; and (ii) in the event that the BHCA Holder is unable to transfer the affected capital stock to a third party after using commercially reasonable efforts to do so (as reasonably determined by such BHCA Holder after reasonable prior consultation and discussion with the Company), then such BHCA Holder may require the Company to purchase all or any portion of the capital stock held by such BHCA Holder pursuant to the terms of Section 2.4(h)(i). Notwithstanding the foregoing, if (x) a Regulatory Event results in the Company becoming subject to regulatory restrictions and requirements that the Company reasonably determines have a material and adverse impact on its business or operations (after reasonable prior consultation and discussion with such BHCA Holder) and (y) such BHCA Holder is unable to transfer the affected capital stock to a third party after using commercially reasonable efforts to do so pursuant to clause (i) of the immediately foregoing sentence (as reasonably determined by such BHCA Holder after reasonable prior consultation and discussion with the Company), then the Company shall be entitled to repurchase all, but not less than all, of the shares of Preferred Stock and Common Stock held by such BHCA Holder for an aggregate purchase price equal to the fair market value of all such securities, such fair market value to be mutually agreed between the Company and such BHCA Holder; provided, that, in the event the Company and such BHCA Holder are unable to agree upon a fair market value for the repurchased securities after good faith negotiations, the Company and such BHCA Holder shall retain a mutually agreed-upon third party that specializes in such valuations to determine such fair market value, and the determination by such valuation specialist shall be binding upon the Company and such BHCA Holder.
2.5    Right to Conduct Activities. The Company and each Investor, Holder and Key Holder acknowledge that nothing in this Agreement or any other agreement by or among the Company and any such Investor, Holder or Key Holder creates, or shall be deemed to create, a fiduciary duty of any of Valor Digital Investments, LLC, DRW Venture Capital, LLC, Goldman, Galaxy Digital, Craft Ventures I, L.P., BiT Global Digital Limited, Ripple Labs Inc. or any of their respective Affiliates (collectively, the “Institutional Investors”) to the Company or any of its Affiliates or any of their respective stockholders, and that none of such Institutional Investors is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless any such person is retained by the Company or any of its Affiliates to provide such services pursuant to a separate written agreement. The Company and each Investor, Holder and Key Holder further acknowledge that the Institutional Investors are in the business of engaging in activities, including investing in, financing and advising companies that may be competitive with or which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries. In addition, one or more of the Institutional Investors may currently have or in the future develop products or services that compete directly or indirectly with those of the Company and its subsidiaries. Nothing in this Agreement or any of the other agreement by or among the Company and any such Investor, Holder or Key Holder (unless otherwise agreed in writing by such Institutional Investor) shall preclude or in any way restrict any Institutional Investor or any of their respective Affiliates from investing in, financing or advising companies or participating in any particular enterprise or activity whether or not such enterprise or activity competes with those of the Company and its subsidiaries; provided, however, that the foregoing shall not relieve any of the Institutional Investors from liability arising from any violation of Section 2.7 of this Agreement or the violation of any binding confidentiality obligations enforceable against such Institutional Investor under any other written agreement between the Company and such Institutional Investor. The Company will not, and will cause each of its subsidiaries not to, enter into any agreement that contains a non-competition, non-solicitation or other restrictive covenant that binds any Institutional Investor or any of its Affiliates.
2.6    Termination of Certain Covenants. The covenants and obligations of the Company set forth in this Section 2 shall expire and terminate upon the earlier of (and the right of first offer granted under Section 2.2 not be applicable to), (a) the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, with proceeds of more than $75,000,000 (net of underwriting discounts and commissions), in which the outstanding Preferred Stock of the Company automatically converts into Class A Common Stock under the Restated Certificate as currently in effect, (b) any Deemed Liquidation Event (as defined in the Restated Certificate), or, (c) with respect to any rights under Section 2.2 by virtue of any Holder or its successors or assigns holding shares of Class F Common Stock, the conversion of such shares of Class F Common Stock into shares of Class A Common Stock.
2.7    Confidentiality. Subject to the provisions of this Section 2.7, each Investor and Holder agrees that such Person will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information of or relating to the Company (which shall include, without limitation, all proprietary information and trade secrets of the Company) obtained from the Company (including notice of the Company’s intention, if applicable, to file a registration statement) or otherwise, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.7 by such Investor or Holder), (b) is or has been independently developed or conceived by such Investor or Holder without use of, or reliance on, the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor or Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor or Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such Investor or Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser is bound by the provisions of this Section 2.7 (in a manner in which the Company has the express right to enforce such obligations); (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly-owned subsidiary of such Investor or Holder in the ordinary course of business whom such Holder reasonably determines needs to know such information solely in order for such Holder to monitor its investment in the Company, provided that such Investor or Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (iv) as may otherwise be required by Law, regulation, rule, court order or subpoena, provided that such Investor or Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure and to otherwise maintain the confidentiality of such disclosure; provided, that each of Goldman and Galaxy Digital shall only be required to provide such notification to the extent such notification is practicable and not prohibited by applicable Law. For the avoidance of doubt, notwithstanding the foregoing but subject to the last sentence of this Section 2.7, unless compelled by Law and following notice to, and consultation with, the Company, under no set of circumstances may any Investor or Holder disclose or divulge any confidential information obtained from the Company, or otherwise regarding the Company, to any person engaged in any activities that are competitive with the business of the Company nor shall any Investor or Holder use any such confidential information for any other competitive purposes. Notwithstanding anything to the contrary, the foregoing restrictions and obligations shall survive any termination of this Agreement and shall apply to each Investor and Holder even if such Investor or Holder transfers all or any portion of its Shares, provided, however, in the case that an Investor or Holder transfers all Shares held by it (other than to an Affiliate), such obligations of confidentiality shall expire upon the third anniversary of the date upon which such Investor or Holder completes the transfer of the last of its Shares to a non-Affiliated third party. Without limiting any remedy available to the Company in the event of a breach of any other section of this Agreement, each Investor and Holder agrees that if any of the provisions of this Section 2.7 were not to be performed by such Investor as required by its specific terms or were to be otherwise breached, irreparable damage will occur to the Company, no adequate remedy at law would exist and damages would be difficult to determine, and that the Company shall be entitled to seek an injunction or injunctions to prevent breaches, and to seek specific performance of the terms, of this Section 2.7 without posting any bond and without proving that monetary damages would be inadequate, in addition to any other remedy at law or equity. Notwithstanding anything contained in this Section 2.7 to the contrary, the Company and each Investor and Holder acknowledge and agree that each BHCA Holder and Affiliate thereof, without prior notice to the Company or any other Person, may, in connection with any audit or request for information, disclose any confidential information to any Governmental Authority or examiner of or related to a Governmental Authority, in each case, having jurisdiction over such BHCA Holder or Affiliate thereof.
2.8    Tax Matters. The Company covenants and agrees that, unless required pursuant to a final determination (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”)), it will file all tax returns and determine all taxes consistent with the following treatment and shall not take any action inconsistent with such treatment: the Series B-3 Preferred Stock constitutes stock which participates in corporate growth to a significant extent within the meaning of Section 1.305-5(a) of the U.S. Department of the Treasury regulations (the “Treasury Regulations”) and therefore shall not be treated as preferred stock for purposes of Section 305 of the Code and the Treasury Regulations thereunder.
SECTION 3
MISCELLANEOUS

3.1    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed: if to any party other than the Company, at such party’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or if to the Company, to:
BitGo Holdings, Inc.
2443 Ash Street
Palo Alto, CA 94306
Attn: Chief Executive Officer
With copy to:
Sheppard, Mullin, Richter & Hampton LLP
Attn: Andrew S. Kreider
333 S. Hope Street, 43rd Floor
Los Angeles, CA 90071
Email: akreider@sheppardmullin.com
(although notice solely to such counsel will not constitute notice for the purposes of this Agreement) as may be updated in accordance with the provisions hereof. All such notices and other communications shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.
3.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
3.3    Choice of Forum. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the

U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction. Further, the parties hereby waive their right to a jury, and will not request a jury, in any trial pursuant to this Section 3.3.
3.4    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
3.5    Entire Agreement; Amendment; Waiver. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated (other than pursuant to Section 3.9) except by a written instrument signed by (a) the Company; (b) the Holders holding a majority of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders; and (c) with respect to terms concerning Class F Holders and Class F Registrable Securities, the Class F Holders holding a majority of the Class F Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Class F Holders; but in no event shall the obligation of any Holder or Class F Holder hereunder be materially increased, except upon the written consent of such Holder or Class F Holder. Notwithstanding anything herein to the contrary, this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the specific rights of a series of Preferred Stock (including under Section 2.3) differently than another series of Preferred Stock without the written consent of the holders of at least a majority of such series of Preferred Stock. Notwithstanding anything contained herein to the contrary, (i) each of Section 2.2(d), Section 2.3(b), Section 2.4(h), Section 2.7 and this sentence of Section 3.5 may not be amended or terminated, and the observance of any such term may not be waived, in each case to the extent such amendment, termination or waiver would apply to Goldman, without the prior written consent of Goldman and, notwithstanding anything to the contrary, Goldman shall not have the right to assign any of the rights set forth in any such Section (all of which are personal to Goldman), other than to any Affiliate (that does not constitute an individual) of Goldman, without the prior written consent of the Company, (ii) each of Section 2.3(c), Section 2.7 and this sentence of Section 3.5 may not be amended or terminated, and the observance of any such term may not be waived, in each case to the extent such amendment, termination or waiver would apply to Galaxy Digital, without the prior written consent of Galaxy Digital and, notwithstanding anything to the contrary, Galaxy Digital shall not have the right to assign any of the rights set forth in any such Section (all of which are personal to Galaxy Digital), other than to any Affiliate (that does not constitute an individual) of Galaxy Digital, without the prior written consent of the Company, and (iii) Section 2.5 may not be amended or terminated with respect to any particular Institutional Investor, and the observance of any such term with respect to such person, may not be waived, without the prior written consent of such Institutional Investor.
3.6    Delays or Omissions. No delay or omission to exercise any right, power or remedy upon any breach or default under this Agreement shall impair any such right, power or remedy of the non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, except as provided in this Section 3.
3.7    Several Rights. Unless otherwise expressly provided herein, a Class F Holder’s or Holder’s rights hereunder are several rights, not rights jointly held with any of the other Class F Holders or Holders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
3.8    Information Confidential. Each Holder acknowledges that the information received by it pursuant to this Agreement may be confidential and for its use only, and agrees that it shall not use any such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.
3.9    Additional Investors. If the Company issues additional shares of Series C-2 Preferred Stock pursuant to the Brassica Merger Agreement after the date hereof, then any acquirer of such shares of Series C-2 Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder, and no consent shall be necessary to add such additional Investors as signatories to this Agreement and update Schedule A accordingly.
3.10    Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
3.11    Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
3.12    Effect on Prior Agreement. Upon its execution by the requisite parties, this Agreement amends, restates and supersedes the Prior Agreement in its entirety.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

COMPANY:

BITGO HOLDINGS, INC.

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Chief Executive Officer
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

MICHAEL A. BELSHE

By: /s/ Michael A. Belshe
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE AB GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CB GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CW GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE ZW GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CB NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE AB NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE CW NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

KEY HOLDER:

THE ZW NON-GRANTOR GST EXEMPT TRUST UNDER THE BELSHE/XU FAMILY 2021 IRREVOCABLE TRUST

By: /s/ Michael A. Belshe
Name: Michael A. Belshe
Title: Trustee
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

VALOR DIGITAL INVESTMENTS, LLC –
SERIES ONE

By: /s/ Antonio Gracias
Name: Antonio Gracias
Title: Manager
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

REDPOINT VENTURES V L.P

By: Redpoint Ventures V, LLC
Its: General Partner

REDPOINT ASSOCIATES V, LLC, as
nominee

By: /s/ Jeffrey D. Brody
Name: Jeffrey D. Brody
Title: Managing Director
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

CRAFT VENTURES I, L.P.

CRAFT VENTURES I-A, L.P.

CRAFT VENTURES I-B, L.P.

By: /s/ Mark Woolway
Name: Mark Woolway
Title: Chief Operating Officer
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

BRIDGESCALE OPPORTUNITIES III, L.P.

By: /s/ Matthew T. Cowan
Name: Matthew T. Cowan
Title: Managing Director
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

BRIDGESCALE PARTNERS, L.P.

By: /s/ Matthew T. Cowan
Name: Matthew T. Cowan
Title: Managing Director
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

RADAR PARTNERS III, L.P.

By: /s/ Kevin Compton
Name: Kevin Compton
Title: Manager / Member
Signature Page to
Eighth Amended and Restated Investors’ Rights Agreement

SCHEDULE A
Schedule A – Page 1

SCHEDULE B
Schedule B – Page 1